Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 23, 2021, with respect to the consolidated financial statements and schedules included in the Annual Report of NorthStar Healthcare Income, Inc. on Form 10-K for the year ended December 31, 2020.  We hereby consent to the incorporation by reference of said report in the Registration Statement of NorthStar Healthcare Income, Inc. on Form S-3D (File No. 333-208377), effective December 8, 2015, pertaining to the Distribution Reinvestment Plan.

/s/ GRANT THORNTON LLP

New York, New York
March 23, 2021